Exhibit 10.34

CUSTODIAN AGREEMENT
This Custodian Agreement, dated as of June 28, 2010 (this “Agreement”), by and between American Capital, Ltd. (“ACAS”) and Wells Fargo Bank, National Association, as custodian (the “Custodian”). Defined terms used herein but not otherwise defined shall have the meanings assigned to such terms in Annex A hereto.
RECITALS
WHEREAS, ACAS originates, purchases and/or acquires certain loans, other negotiable and non-negotiable instruments, securities entitlements, and other assets in certificated or uncertificated form (collectively, the “Loans”); and
WHEREAS, ACAS has requested that Custodian, and the Custodian is willing to, hold the related Loan Files on behalf of ACAS in an account owned by ACAS.
NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as:
ARTICLE I

CUSTODY OF LOAN FILES
Section 1.01.    Custodian to Act as Agent; Acceptance of Loan Files. (A) From time to time ACAS shall deliver possession of “instruments” (within the meaning of Article 9 of the UCC) not constituting part of “chattel paper” (within the meaning of such Article 9) that evidence or relate to certain Loans, including the related Underlying Notes, and other portions of the Loan Files relating to such Loans to the Custodian at the address set forth on Annex B attached hereto, along with a “Deposit Letter” in the form of Exhibit A attached hereto. ACAS shall also identify on the Loan Checklist for the related Loan File whether such Loan is evidenced by such instruments.
(b)    Upon the delivery by ACAS of the Loan Files and related Loan Checklists to the Custodian, the Custodian shall deliver to ACAS, in exchange therefor, an initial receipt (an “Initial Receipt”) in the form attached to Exhibit A. By the issuance of an Initial Receipt, the Custodian, as the duly appointed agent of ACAS, shall acknowledge receipt of the Loan Files listed on Schedule A to such Initial Receipt, subject to the verification provisions in Section 1.02 below for each individual Loan, and shall declare that it holds and will hold the Loan Files as agent for ACAS from the date of such Initial Receipt until the request by ACAS to return any Loan Files in accordance with Section 1.03 hereof (each, a “Release Date”).
(c)    During the period prior to each Release Date (each, a “Holding Period”) and subject to Section 3.07 below, the Custodian shall not release or allow access to any Loan Files during such Holding Period or any portion thereof to any person other than an authorized representative of ACAS (a “Designated Person”) for any purpose without prior written consent of ACAS. The initial Designated Persons for ACAS are as set forth on Exhibit C attached hereto. ACAS will provide the Custodian with an updated list of Designated Persons upon any change of Designated Persons. The Custodian shall use due care in the custody of the Loan Files as is customary in the banking industry.
Section 1.02.    Custodian’s Review of Loan Files. On and after the date hereof, ACAS shall deliver to the Custodian a Loan Checklist for each Loan File simultaneously with the delivery of any Loan Files. Not later than five (5) business days following the Custodian’s receipt of any Loan Files and the related Loan Checklists from ACAS, the Custodian shall review such Loan Files in accordance with the procedures set forth in this Section 1.02 and promptly deliver to ACAS a receipt in the form attached hereto as Exhibit B (a “Receipt”) with respect to such Loan Files. If the Custodian during the process of reviewing the Loan Files finds any document constituting a part of a Loan File that is not properly executed, has not been received, is unrelated to a Loan identified in the related Loan Checklist, or does not conform to the description as set forth in the related Loan Checklist, the Custodian shall promptly so notify ACAS by listing such exceptions on Schedule B to the related Receipt. In addition, if in the process of reviewing any Loan File, the Custodian discovers that it has any documents in its possession that are not listed on the related Loan Checklist, the Custodian shall promptly return any such documents to ACAS. In performing any such reviews, the Custodian may conclusively rely on ACAS as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian’s review of the Loan Files is limited solely to confirming that the documents listed on the applicable Loan Checklist have been executed and received and relate to the Loans identified in such Loan Checklist; provided, however, with respect to the UCC financing statements referenced in the definition of Loan File, the Custodian’s sole responsibility will be to confirm that the Loan File contains UCC financing statements, if applicable or as identified on the Loan Checklist, and not to make determinations about the materiality of such UCC financing statements. For the avoidance of doubt, the parties hereto acknowledge that for Loan Files delivered prior to the date hereof, Loan Checklists are included in some, but not all, Loan Files being held by the Custodian (i.e., Loan Checklists may be included in Loan Files transferred from ACS Funding Trust I and ACS Funding Trust II, but not in other Loan Files delivered to the Custodian).
Section 1.03.    Release of Loan Files. ACAS may, at any time during any Holding Period, upon written notice in substantially the form attached hereto as Exhibit D and in accordance with Section 1.01 above, require that the Custodian release to ACAS or its designee any or all of the Loan Files previously delivered by ACAS to the Custodian. Upon written notice (the “Termination Notice”) by ACAS to the Custodian to release all of the Loan Files and terminate this Agreement, this Agreement shall terminate (other than the Custodian’s rights to indemnification) upon Custodian’s release and ACAS’ receipt of all of the Loan Files.
Section 1.04.    Securities Accounts. The Custodian has established three segregated non-interest bearing trust accounts designated as the “ACAS Unencumbered Account,” the “ACAS Unfunded CMBS Trust Account” and the “ACAS CDO/CLO Concentration Account” (collectively, the “Securities Accounts”). All Loans deposited by ACAS in the Securities Accounts shall be credited to the appropriate Securities Account as instructed by ACAS. Any and all Loans at any time on deposit in, or otherwise to the credit of, a Securities Account shall be maintained in trust by the Custodian for the benefit of ACAS. Each of the parties hereto hereby agrees that the Securities Accounts shall be deemed to be “securities accounts” (as defined in Section 8-501 of the UCC). Each of the parties hereto hereby agrees that (x) the Custodian shall act as securities intermediary on behalf of ACAS with respect to the Securities Accounts and (y) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) for that purpose will be the State of New York. The Custodian hereby confirms and agrees that the Custodian shall not change the name or account number of the Securities Accounts without the prior written consent of ACAS. All securities or other property underlying any “financial assets” (as defined in Section 8-102(a) of the UCC) credited to the Securities Accounts in book-entry form shall be registered in the name of Cede & Co., on behalf of ACAS as beneficial owner, endorsed to ACAS or in blank. The Securities Accounts are accounts to which financial assets are or may be credited and the Custodian shall identify in its records that financial assets credited to ACAS’ Securities Accounts belong to ACAS. Unless otherwise agreed to in a written agreement executed by the parties hereto, if at any time the Custodian shall receive any order from a Designated Person directing transfer or redemption of any financial asset in the Securities Accounts, the Custodian shall comply with such entitlement order without further consent by any other person. The Custodian shall be the “securities intermediary” with respect to all Loans and the Securities Accounts and shall comply with any “entitlement orders” (as defined in the UCC) originated by ACAS.
Section 1.05.    Nominee Name. The Custodian is authorized to hold in physical form, such financial assets as are delivered to the Custodian in physical form; and to hold in the name of ACAS, a securities depository, or their respective nominees, such financial assets as are customarily held in registered form. ACAS authorizes the Custodian to hold financial assets in Securities Accounts and shall accept delivery of financial assets of the same class and denomination as those deposited with the Custodian.

ARTICLE II

CONCERNING THE CUSTODIAN
Section 2.01.    Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party hereto, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder.
Section 2.02.    Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has at all times an aggregate capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Loan and maintain any Securities Accounts.
Section 2.03.    Custodian’s Rights. The Custodian may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and which in good faith it reasonably believes to be genuine and which has been signed by the proper party or parties. The Custodian may rely conclusively on and shall be protected in acting upon the written or oral instructions of a Designated Person, including, without limitation, any instructions received pursuant to Section 1.03 hereof.
(a)    The Custodian may consult counsel reasonably satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.
(b)    The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything which it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or grossly negligent performance or omission.
(c)    The Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Loans, and will not be required to and will not make any representations as to the validity or value of any of the Loans. The Custodian shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity.
(d)    ACAS shall indemnify and hold the Custodian harmless from and against all liabilities, damages, losses, fees (including reasonable attorney’s fees and expenses) and costs and expenses incurred by the Custodian as a result of the entering into and performance of its duties hereunder, unless such liabilities, damages, loss, fees, costs and expenses shall arise from the Custodian’s gross negligence or willful misconduct. The Custodian’s rights to indemnification shall survive the termination of this Agreement.
(e)    ACAS shall pay the Custodian the reasonable out-of-pocket expenses the Custodian incurs in connection with its duties hereunder.

ARTICLE III
MISCELLANEOUS PROVISIONS
Section 3.01.    Notices. Unless otherwise specifically provided, all notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and may be delivered personally, by electronic mail, telegram or telex, or by facsimile transmission (with an original forwarded thereafter by first class mail), or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified below (unless changed by the particular party whose address is stated herein by similar notice in writing to all other parties hereto), in which case the notice will be deemed delivered when received:
(a)    to ACAS at American Capital, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, Attention: Compliance Officer, Facsimile, (301) 654-6714, Electronic Mail, ACAS-Legal-CapMkts@americancapital.com;
(b)    to the Custodian at Sixth Street & Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – Asset-Backed Administration, Facsimile, (612) 667-3539, with a copy to ABS Custody Vault, 1055 10th Avenue SE, MAC N9401-011, Minneapolis, MN 55414, Attention: Vault Manager, Facsimile, (612) 667-1080, Email, abs.custody.vault@wellsfargo.com.
Section 3.02.    Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.
Section 3.03.    Governing Law. This Agreement shall be deemed a contract made under the laws of, and to be performed in, the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.
Section 3.04.    Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered shall be deemed to be an original instrument and all of the counterparts, taken together, shall constitute one and the same Agreement.
Section 3.05.    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
Section 3.06.    Faxed and Scanned Documents. In order to expedite the acceptance and execution of this Agreement, each of the parties hereto agrees that a faxed or scanned copy of any original executed document shall have the same binding effect on the party so executing the faxed or scanned document as an original handwritten executed copy thereof.
Section 3.07.    Independent Auditor Access. The Custodian shall provide access to the Securities Accounts and any other records or materials related to ACAS as may be requested to ACAS’ independent auditor, jointly with any two Designated Persons or with a properly authorized officer or employee of the Custodian, for physical inspection from time to time. Such access may be provided without prior notification to ACAS, as required by ACAS’ independent auditor.
Section 3.08.    Termination. This Agreement may be terminated by either party upon thirty (30) days’ prior written notice.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

AMERICAN CAPITAL, LTD.

By /s/ Samuel A. Flax
    Name: Samuel A. Flax
    Title: Executive Vice President, General
Counsel and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION

By /s/ Jennifer C. Davis
    Name: Jennifer C. Davis
    Title: Vice President

Annex A

“ACAS Business Loan Trust Securities”: Collectively, ACAS’ debt and equity investments in its on balance-sheet asset securitizations, as set forth on Schedule I attached hereto.
“Assignment of Mortgage”: As to each Loan secured by an interest in real property, which is not held by a collateral agent for all holders of notes of such Obligor of equal priority issued under the same loan agreement, one or more assignments, notices of transfer or equivalent instruments, each in recordable form and sufficient under the laws of the relevant jurisdiction to reflect the transfer of the related mortgage, deed of trust, security deed or similar security instrument and all other documents related to such Loan.
“Loan Checklist”: With respect to each Loan File, one or more documents in the form of Schedule II hereto accompanying and listing each Loan Document in such Loan File delivered to the Custodian.
“Loan Documents”: With respect to (i) any Loan (other than the ACAS Business Loan Trust Securities), the related original promissory note and copies of any related loan agreement, security agreement, mortgage, assignment of Loans, guaranty, note purchase agreement, intercreditor and/or subordination agreement and all amendments or modifications thereof executed by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Loan and any related promissory note or mortgage note, including, without limitation, general or limited guaranties and, for each Loan secured by real property and evidenced by a mortgage, deed of trust, or other security agreement, an Assignment of Mortgage, if applicable, and for all Loans with a promissory note or mortgage note, an original assignment, if applicable (which may be by allonge), in blank, signed by an officer of ACAS and all UCC financing statements (including amendments and continuation statements) or other similar instruments or documents, in each case, as identified on the related Loan Checklist, and (ii) with respect to the ACAS Business Loan Trust Securities (if any), duly executed originals of each of the ACAS Business Loan Trust Securities.
“Loan File”: With respect to any Loan, each of the Loan Documents related thereto.
"Obligor": With respect to any Loan, the Person or Persons obligated to make payments pursuant to such Loan, including any guarantor thereof.
“Person”: An individual, partnership, corporation (including a business or statutory trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
“Related Property”: With respect to any Loan, any property or other assets of the Obligor thereunder on which such Obligor has granted or purported to grant a lien to secure the repayment of such Loan.
“UCC”: The Uniform Commercial Code of any relevant jurisdiction.
“Underlying Note”: The promissory note of an Obligor evidencing a Loan.

Annex B
ABS Custody Vault
1055 10th Avenue SE
MAC N9401-011
Minneapolis, Minnesota 55414
Attention: Vault Manager
Email: abs.custody.vault@wellsfargo.com

SCHEDULE I
ACAS BUSINESS LOAN TRUST SECURITIES
[See attached list]

SCHEDULE II
FORM OF LOAN CHECKLIST

Prepared by: ________________ Date: ________________
Obligor name:	_______________
Loan ID:	_______________
Note date:	_______________
Original Note Balance:	_______________
Uncertificated:	_______________
Description:
[Senior Secured Loan] [Senior Subordinated Loan]	____________________________

❑	Supplementary documents to an existing loan file
Documents enclosed herewith:
❑	Original Executed Promissory Note or Mortgage Note (as applicable)
❑	For all loans with a note, an original assignment (which may be an allonge) in blank
❑	Loan Agreement	❑	Credit Agreement	❑	Note Purchase Agreement
❑	Security Agreement (if separate from any of the above)
❑	Mortgage (if applicable)	❑	Assignment of Mortgage (if applicable)
❑	Intercreditor agreement (if applicable)
❑	Subordination Agreement (if applicable)
❑	UCC financing statements (if applicable)
❑	UCC continuation statements (if applicable)
❑	Guaranty (if applicable)
❑	Other (Specify):	Legal Document 1
❑	Other (Specify)	Legal Document 1
❑	Other (Specify)	Legal Document 1
Comments

EXHIBIT A
[Date]

VIA FEDERAL EXPRESS

Wells Fargo Bank, N.A.
ABS Custody Vault
Attention: ABS Vault Manager
1055 10th Avenue SE
MAC N9401-011
Minneapolis, MN   55414

Re:	Custodian Agreement dated as of June 28, 2010 by and between American Capital, Ltd. and Wells Fargo Bank, National Association, as Custodian (the “Custodian Agreement”)

Dear ABS Vault Manager:

In accordance with the terms of the Custodian Agreement, and on behalf of American Capital, Ltd., we are delivering an original note and an original note assignment relating to [Obligor Name]. The notes are itemized on Schedule A to the Initial Receipt for Contracts, which is enclosed herewith.

Kindly acknowledge receipt of the notes by signing the Initial Receipt for Contracts and faxing a signed copy to me at (301) 654-6714. Should you have questions, please do not hesitate to contact me at (301) _____. Thank you for your assistance.

Sincerely,

Enclosures

INITIAL RECEIPT FOR CONTRACTS
Wells Fargo Bank, National Association, as custodian (the “Custodian”) under the Custodian Agreement, dated June 28, 2010 (the “Agreement”), by and between the Custodian and American Capital, Ltd. (“ACAS”), acknowledges receipt from ACAS of the Loan Files listed on Schedule A hereto delivered pursuant to the Agreement and that it holds and will hold the Loan Files as agent for ACAS until the Release Date as defined in Section 1.01(b) of the Agreement. The undersigned, as Custodian, agrees to review the Loan Files in accordance with Section 1.02 of the Agreement and issue the Receipt for Contracts attached to the Agreement as Exhibit B to ACAS within the time period described in Section 1.02 of the Agreement.
IN WITNESS WHEREOF, I have hereunto executed this Receipt, the __ day of ________, 201_.
WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Custodian

By	Name: Title:

SCHEDULE A

LIST OF LOANS

EXHIBIT B

RECEIPT FOR CONTRACTS
Wells Fargo Bank, National Association, as custodian (the “Custodian”) under the Custodian Agreement, dated June 28, 2010 (the “Agreement”), by and between the Custodian and American Capital, Ltd. (“ACAS”), acknowledges that, except for the exceptions listed on Schedule B hereto, it has received from ACAS the Loan Files related to the Loans listed on Schedule A hereto delivered pursuant to the Agreement, that it has performed the review in accordance with Section 1.02 of the Agreement, and that it holds and will hold the Loan Files as agent for ACAS until the Release Date as defined in Section 1.01(b) of the Agreement.
In accordance with the provisions of Section 1.02 of the Agreement, the undersigned, as Custodian, acknowledges that, except as set forth on Schedule B hereto, each Loan Document constituting a part of a Loan File is properly executed, has been received, is related to a Loan listed on Schedule A hereto, and conforms to the description as set forth in the Loan Checklist.
The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Loan File or of any of the Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Loan.
IN WITNESS WHEREOF, I have hereunto executed this Receipt, the __ day of ________, 200_.
WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Custodian

By	Name: Title:

SCHEDULE A

LOAN FILES

SCHEDULE B
EXCEPTIONS

EXHIBIT C
DESIGNATED PERSONS OF ACAS

Name                            Specimen Signature
________________________            ______________________________
________________________            ______________________________
________________________            ______________________________
________________________            ______________________________

EXHIBIT D
FORM OF REQUEST FOR RELEASE

Wells Fargo Bank, National Association
ABS Custody Vault
MAC N9401-011
1055 10th Avenue SE
Minneapolis, MN 55414
Attention: Vault Manager
Email: abs.custody.vault@wellsfargo.com
Fax: 612-667-1080

Re:	Custodian Agreement dated as of June 28, 2010 (the “Custodian Agreement”), among Wells Fargo Bank, National Association, as Custodian, and American Capital, Ltd.
Pursuant to Sections 1.03 of the Custodian Agreement, in connection with the Loans indicated on Schedule A hereto, we request the release of the related Loan Files indicated on Schedule A hereto for the reasons indicated below:
Reason for Requesting Release (check all that apply)

1	Paid in Full
2	Loan in Foreclosure
3	Loan Purchased
4	Loan Liquidated
5	For Servicing Reasons
6	Other (Provide Explanation)

Please deliver these materials to:
_________________________________
_________________________________
_________________________________

AMERICAN CAPITAL, LTD. By: Name: Title:
By: _______________________ Name: _____________________ Title: ______________________

SCHEDULE A
LOANS TO BE RELEASED